EXHIBIT 4.2

4.50% SENIOR NOTES DUE 2024

5.75% SENIOR NOTES DUE 2044

FORM OF

SECOND SUPPLEMENTAL INDENTURE

between

ENSCO PLC

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of September     , 2014

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01	Definition of Terms	1

ARTICLE 2
TERMS AND CONDITIONS OF THE NOTES

Section 2.01	Designation and Principal Amount	7
Section 2.02	Original Issue of Notes; Further Issuances	7
Section 2.03	Maturity	8
Section 2.04	Interest	8
Section 2.05	Place of Payment	8
Section 2.06	Form; Denomination	8
Section 2.07	Legend	9
Section 2.08	Special Transfer Provisions	9
Section 2.09	Depositary	10

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.01	Optional Redemption by Company	10
Section 3.02	Optional Redemption by Company Due to Certain Tax Changes	11
Section 3.03	No Sinking Fund	12

ARTICLE 4
ADDITIONAL AMOUNTS

Section 4.01	Additional Amounts	12

ARTICLE 5
COVENANTS

Section 5.01	Limitation on Liens	14
Section 5.02	Limitation on Sale/Leaseback Transactions	15
Section 5.03	Reports by Company	16

ARTICLE 6
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01	Consolidation, Merger and Sale of Assets	16

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01	Events of Default	17

i

ARTICLE 8
PATRIOT ACT; FORCE MAJEURE

Section 8.01	Patriot Act; Force Majeure	18

ARTICLE 9
MISCELLANEOUS

Section 9.01	Ratification of Indenture	18
Section 9.02	Trustee Not Responsible for Recitals	19
Section 9.03	Governing Law	19
Section 9.04	Separability	19
Section 9.05	Counterparts	19
Section 9.06	Submission to Jurisdiction; Appointment of Agent for Service of Process	19

ii

FORM OF SECOND SUPPLEMENTAL INDENTURE, dated as of September     , 2014 (this “Supplemental Indenture”), between Ensco plc, a public limited company organized under the laws of England and Wales (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture, dated as of March 17, 2011, between the Company and the Trustee (the “Indenture”).

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for the future issuance of the Company’s unsecured Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, Section 901 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 901 of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of its Securities to be known as its 4.50% Senior Notes due 2024 (the “2024 Notes”) and its 5.75% Senior Notes due 2044 (the “2044 Notes” and, together with the 2024 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.         Definition of Terms.  Unless the context otherwise requires:

(a)           a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture, in which case the definition in this Supplemental Indenture shall govern solely with respect to the Notes;

(b)           a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)           the singular includes the plural and vice versa;

(d)           a reference to a Section or Article is to a Section or Article in this Supplemental Indenture;

(e)           headings are for convenience of reference only and do not affect interpretation;

(f)            in the Indenture, references to Section 501(7) or (8) of the Indenture are, with respect to the Notes, changed to Section 501(a)(iv) or (v) of the Indenture as supplemented by this Supplemental Indenture;

(g)           the following terms have the meanings given to them in this Section 1.01(g):

“2024 Notes” shall have the meaning set forth in the recitals above.

“2044 Notes” shall have the meaning set forth in the recitals above.

“Additional Amounts” shall have the meaning set forth in Section 4.01(a).

“Attributable Indebtedness,” when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).  In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bankruptcy Act” means the Bankruptcy Act or Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall have the meaning set forth in Section 7.01(a).

“Board of Directors” means the Company’s Board of Directors or comparable governing body or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Company’s Board of Directors or comparable governing body.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Company” means the Person named as the “Company” in the preamble above until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” shall have the meaning set forth in Section 3.01(c).

“Comparable Treasury Price” shall have the meaning set forth in Section 3.01(c).

“Consolidated Net Tangible Assets” means the total amount of assets (after deducting applicable reserves and other properly deductible items) less:

(i)                     all current liabilities (excluding liabilities that are extendible or renewable at the Company’s option to a date more than 12 months after the date of calculation and excluding current maturities of long-term Indebtedness); and

(ii)                  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets.

The Company will calculate its Consolidated Net Tangible Assets based on its most recent quarterly balance sheet and in accordance with GAAP.

“Custodian” shall have the meaning set forth in Section 7.01(a).

“Entity” means a corporation, limited liability company or business trust (or functional equivalent of the foregoing under applicable foreign law).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” shall have the meaning set forth in Section 7.01(a).

“Funded Indebtedness” means all Indebtedness that matures on or is renewable to a date more than one year after the date the Indebtedness is incurred.

“GAAP” means United States generally accepted accounting principles and policies consistent with those applied in the preparation of the Company’s financial statements.

“Global Note” shall have the meaning set forth in Section 2.06(c).

“Indebtedness” means:

(i)                     all indebtedness for borrowed money (whether full or limited recourse);

(ii)                  all obligations evidenced by bonds, debentures, notes or other similar instruments;

(iii)               all obligations under letters of credit or other similar instruments, other than standby letters of credit, performance bonds and other obligations issued in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement;

(iv)              all obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

(v)                 all Capitalized Lease Obligations;

(vi)              all Indebtedness of others secured by a Lien on any asset of the Person in question (provided that if the obligations so secured have not been assumed in full or are not otherwise fully the Person’s legal liability, then such obligations may be reduced to the value of the asset or the liability of the Person); or

(vii)           all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by the Person in question to the extent of such guarantee.

“Indenture” shall have the meaning set forth in the preamble above.

“Interest Payment Date” shall have the meaning set forth in Section 2.04(a).

“Issue Date” means September     , 2014, the date on which the Notes were first authenticated and delivered under the Indenture.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries.  A Joint Venture is not treated as a Subsidiary.

“Lien” means any mortgage, pledge, lien, charge, security interest or similar encumbrance.  The Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

“Notes” shall have the meaning set forth in the recitals above.

“Officers” means the Company’s Chairman of the Board, President, Vice President, Treasurer, Controller, Secretary, Assistant Treasurer, Assistant Controller or Assistant Secretary.

“Officers’ Certificate” means a certificate signed by two Officers and delivered to the Trustee, which certificate shall be in compliance with the Indenture.

“Optional Redemption Price” shall have the meaning set forth in Section 3.01(a).

“Par Call Date” shall have the meaning set forth in Section 3.01(c).

“Pari Passu Indebtedness” means any of the Company’s Indebtedness, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.

“Permitted Liens” means:

(i)                     Liens existing on the Issue Date;

(ii)                  Liens on property or assets of, or any shares of stock of, or other equity interests in, or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary, and not incurred in contemplation of such merger, consolidation, sale, lease or other disposition;

(iii)               Liens in favor of the Company or any of its Subsidiaries or Liens securing debt of a Subsidiary owing to the Company or to another Subsidiary;

(iv)              Liens in favor of governmental bodies to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute;

(v)                 Liens securing industrial revenue, pollution control or similar revenue bonds;

(vi)              Liens on assets existing at the time of acquisition thereof, securing all or any portion of the cost of acquiring, constructing, improving, developing, expanding or repairing such assets or securing Indebtedness incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development, expansion or repair or the commencement of commercial operation of such assets, for the purpose of (a) financing all or any part of the purchase price of such assets or (b) financing all or any part of the cost of construction, improvement, development, expansion or repair of any such assets;

(vii)           statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, maritime or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(viii)        Liens in connection with in rem and other legal proceedings, which are being contested in good faith;

(ix)              Liens securing taxes, assessments, government charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(x)                 Liens on the stock, partnership or other equity interest of the Company or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(xi)              Liens incurred in the ordinary course of business to secure performance of tenders, bids or contracts entered into in the ordinary course of business, including without limitation any rights of offset or liquidated damages, penalties, or other fees that may be contractually agreed to in conjunction with any tender, bid, or contract entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(xii)           Liens on current assets of the Company or any of its Subsidiaries securing the Company’s Indebtedness or Indebtedness of any such Subsidiary, respectively;

(xiii)        deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds; and

(xiv)       any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (i) through (xiii) above, provided that the amount of Indebtedness secured by such extension, substitution, replacement or renewal shall not exceed the principal amount of Indebtedness being substituted, extended, replaced or renewed, together with the amount of any premiums, fees, costs and expenses associated with such substitution, extension, replacement or renewal, nor shall the pledge, mortgage or lien be extended to any additional Principal Property unless otherwise permitted under Section 5.01.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Primary Treasury Dealer” shall have the meaning set forth in Section 3.01(c).

“Principal Property” means any drilling rig or drillship, or integral portion thereof, owned or leased by the Company or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets.

“Quotation Agent” shall have the meaning set forth in Section 3.01(c).

“Reference Treasury Dealer” shall have the meaning set forth in Section 3.01(c).

“Reference Treasury Dealer Quotations” shall have the meaning set forth in Section 3.01(c).

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years; (2) leases between the Company and a Subsidiary or between Subsidiaries; and (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation, of the Principal Property.

“Subsidiary” means a Person at least a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  A Joint Venture is not treated as a Subsidiary.

“Supplemental Indenture” shall have the meaning set forth in the preamble above.

“Tax Jurisdiction” shall have the meaning set forth in Section 4.01(a).

“Taxes” shall have the meaning set forth in Section 4.01(a).

“Treasury Rate” shall have the meaning set forth in Section 3.01(c).

“Trustee” means the Person named as the “Trustee” in the preamble above until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee thereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of either series shall mean the Trustee with respect to Notes of that series.

“Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

“Wholly Owned Subsidiary” means, with respect to a Person, any Subsidiary of that Person to the extent:

(i)                     all of the Voting Stock of such Subsidiary, other than any director’s qualifying shares mandated by applicable law, is owned directly or indirectly by such Person; or

(ii)                  such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by another Person, if such Person:

(a)                  directly or indirectly owns the remaining capital stock of such Subsidiary; and

(b)                  by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly Owned Subsidiary.

ARTICLE 2
TERMS AND CONDITIONS OF THE NOTES

Section 2.01.         Designation and Principal Amount.

(a)           4.50% Senior Notes due 2024.

There is hereby authorized a series of Securities designated the “4.50% Senior Notes due 2024” initially offered in the aggregate principal amount of $625,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of such Notes pursuant to Section 303 of the Indenture.

(b)           5.75% Senior Notes due 2044.

There is hereby authorized a series of Securities designated the “5.75% Senior Notes due 2044” initially offered in the aggregate principal amount of $625,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of such Notes pursuant to Section 303 of the Indenture.

Section 2.02.         Original Issue of Notes; Further Issuances.

(a)           2024 Notes having an aggregate principal amount of $625,000,000 and 2044 Notes having an aggregate principal amount of $625,000,000 may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon a Company Order, without any further action by the Company, except as otherwise required by the Indenture.

(b)           The Company may, without notice to or the consent of the Holders of the 2024 Notes or the 2044 Notes, issue additional Notes of such series having identical terms and conditions as the respective series of Notes, other than with respect to the date of issuance, issue price and first Interest Payment Date, in an unlimited aggregate principal amount.  Any such additional notes will be part of the same series as the 2024 Notes or 2044 Notes, as applicable, and will be treated as one class with such respective series of Notes, including, without limitation, for purposes of voting and redemptions.

Section 2.03.         Maturity.  The 2024 Notes will mature on October 1, 2024, and the 2044 Notes will mature on October 1, 2044.

Section 2.04.         Interest.

(a)           The 2024 Notes will bear interest at the rate of 4.50% per annum, and the 2044 Notes will bear interest at the rate of 5.75% per annum, from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date until the principal thereof becomes due and payable, payable semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on April 1, 2015, to the Person in whose name such Note or any Predecessor Security is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal.

(b)           The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period.  In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable.

Section 2.05.         Place of Payment.  The Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served initially is the Corporate Trust Office of the Trustee.

Section 2.06.         Form; Denomination.

(a)           The 2024 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A hereto.

(b)           The 2044 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit B hereto.

(c)           The 2024 Notes and the 2044 Notes shall each be issued initially in the form of one or more permanent Global Notes in registered form, without coupons, substantially in the form herein below recited (each, a “Global Note” and collectively, the “Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided.

The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Section 203 of the Indenture.

(d)           The Notes shall be issuable only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

(e)           With respect to the Notes, the first sentence of Section 303 of the Indenture shall be replaced in its entirety with the following:

The Notes shall be executed on behalf of the Company by two Officers.

Section 2.07.         Legend.  Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Section 2.08.         Special Transfer Provisions.

(a)           A Global Note may be transferred, in whole but not in part, only to the Depositary, to a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

(b)           If at any time (i) the Depositary for a series of Notes notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) an Event of Default with respect to Notes of a series shall have occurred and be continuing and the Depositary requests the issuance of Notes of such series in definitive registered form, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Notes of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note for such series in exchange for the Global Note for such series.  In addition, the Company may (subject to the procedures of the Depositary) at any time determine that the Notes of such series shall no longer be represented by a Global Note.  In such event the Company will execute, and subject to Section 305 of the Indenture, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Notes of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note for such series in exchange for the Global Note for such series.  Upon the exchange of the Global Note for the Notes of such series in definitive registered form without coupons, in authorized denominations, the Global Note for such series shall be cancelled by the Trustee.  Such Notes in definitive registered form issued in exchange for the Global Note for such series shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

Section 2.09.         Depositary.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.01.         Optional Redemption by Company.

(a)           Subject to Article XI of the Indenture, the Company shall have the right to redeem the 2024 Notes or the 2044 Notes, in whole at any time or in part from time to time prior to their maturity. If the Company elects to redeem the 2024 Notes before July 1, 2024 or the 2044 Notes before April 1, 2044, the Company will pay a redemption price (the “Optional Redemption Price”) equal to the greater of:

(i)            100% of the principal amount of the Notes of such series being redeemed; and

(ii)           the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date), that would be due if the Notes of such series matured on the applicable Par Call Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 30 basis points in the case of the 2024 Notes and plus 40 basis points in the case of the 2044 Notes, plus, in each case, accrued interest thereon to the Redemption Date.

If the Company elects to redeem the 2024 Notes on or after July 1, 2024 or the 2044 Notes on or after April 1, 2044, the Company will pay an amount equal to 100% of the principal amount of the Notes redeemed plus accrued interest thereon to the Redemption Date.

Notwithstanding the foregoing, installments of interest on a series of Notes being redeemed that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to such series of Notes and the Indenture.

Unless the Company defaults in payment of the Optional Redemption Price, on and after the Redemption Date, interest will cease to accrue on the series of Notes or portions thereof called for redemption.  If less than all of a series of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depositary, in the case of Notes represented by a Global Note, or by the Trustee by a method the Trustee deems to be fair and appropriate and in accordance with any applicable procedures of the Depositary, in the case of Notes that are not represented by a Global Note.

(b)           Notice of any redemption pursuant to this Section 3.01 shall be given as provided in Section 1104 of the Indenture except that any notice of such redemption shall not specify the related Optional Redemption Price but only the manner of calculation thereof.  The Trustee shall not be responsible for the calculation of such Optional Redemption Price.  The Company shall calculate such Optional Redemption Price and promptly notify the Trustee thereof.

(c)           The following terms have the meanings given to them in this Section 3.01(c):

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of Notes (assuming, for this purpose, that such series of Notes matured on the applicable Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of two Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means (i) with respect to the 2024 Notes, July 1, 2024 and (ii) with respect to the 2044 Notes, April 1, 2044.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors and two other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 3.02.         Optional Redemption by Company Due to Certain Tax Changes.

(a)           The Company may redeem the Notes, in whole but not in part, at its option upon giving not less than 30 nor more than 60 days’ prior written notice to the Trustee and the Holders of the Notes, at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date and all Additional Amounts, if any, which otherwise would be payable, if on the next date on which any amount would be payable in respect of the Notes, the Company would be required to pay Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of:

(i)            any amendment to, or change in, the laws, Tax treaties or any regulations or rulings promulgated thereunder of a relevant Tax Jurisdiction which is announced and becomes effective after September 24, 2014 (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after September 24, 2014, such later date); or

(ii)           any amendment to, or change in, an official interpretation or application regarding such laws, Tax treaties, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction which is announced and becomes effective after September 24, 2014 (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after September 24, 2014, such later date).

(b)           The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts or more than 365 days after the applicable law change takes effect, and, at the time such notice is given, the obligation to pay Additional Amounts must remain in effect.

Section 3.03.         No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 4
ADDITIONAL AMOUNTS

Section 4.01.         Additional Amounts.

(a)           All payments made under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and other liabilities related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law.  If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company is organized, resident or doing business for Tax purposes or any department or political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by the Company or the Paying Agent or any department or political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made under or with respect to the Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes after such withholding or deduction (including any such deduction or withholding in respect of Additional Amounts) will equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)            any Taxes, to the extent such Taxes would not have been imposed but for the existence of any present or former connection between the Holder or the beneficial owner of the Notes and the relevant Tax Jurisdiction (other than any connection arising solely from the acquisition, ownership, holding or disposition of the Notes, the enforcement of rights under the Notes and/or the receipt of any payments in respect of the Notes);

(ii)           any Taxes, to the extent such Taxes would not have been imposed but for the failure of the Holder or the beneficial owner of the Notes to comply with any certification, identification, information, documentation, or other reporting requirements, including an application for relief under an applicable double Tax treaty, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner of the Notes is not resident in the Tax Jurisdiction or is a resident of an applicable Tax treaty jurisdiction), but in each case, only to the extent the Holder or the beneficial owner of the Notes is legally eligible to provide such certification or documentation; provided, however, that in the event that any such requirements are imposed as a result of an amendment to, or change in, any laws, Tax treaties, regulations or rulings (or any official administrative or judicial interpretation thereof) after the Issue Date, this paragraph (2) will apply only if the Company notifies the Trustee, at least 30 days before any such withholding or deduction would be payable, that Holders or beneficial owners of the Notes must comply with such certification, identification, information, documentation or other reporting requirements;

(iii)          any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder of such Note (except to the extent that such Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iv)          any estate, inheritance, gift, transfer, personal property or similar Tax;

(v)           any Taxes payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

(vi)          any Taxes required to be withheld pursuant to the EC Council Directive on the Taxation of Savings Income in the Form of Interest Payments (Directive 2003/48/EC) (as amended by EC Counsel Directive 2014/48/EU on March 24, 2014) or any law implementing or complying with, or introduced in order to conform to, such Directive or any agreement between the European Union and any non-EU jurisdiction providing for equivalent measures;

(vii)         any Taxes required to be withheld in respect of a payment of interest in respect of Notes presented for payment by or on behalf of a Holder of the Notes who would be able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(viii)        any combination of the above items.

The Company also will not pay any Additional Amounts to any Holder of the Notes who is a fiduciary or partnership or other than the sole beneficial owner of the Notes to the extent that the obligation to pay Additional Amounts would be reduced or eliminated by transferring the Notes in question to the sole beneficial owner, but only if there is no material commercial or legal impediment to, or material cost associated with, transferring the Notes to the sole beneficial owner.

In addition to the foregoing, the Company will also pay and indemnify the Holder of the Notes for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest, additions to Tax and other liabilities related thereto) which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to, or enforcement of, the Notes.

(b)           If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company will deliver to the Trustee on a date which is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) notice stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.  The notice must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders of the Notes on the relevant payment date.  The Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(c)           The Company will timely make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law.  The Company will furnish to the Trustee (or to a Holder of the Notes upon request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company, or if receipts are not reasonably available, other evidence of payment reasonably satisfactory to the Trustee.

(d)           Whenever in the Indenture or this Supplemental Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes such mention shall be deemed to include the payment to the Paying Agent of Additional Amounts, if applicable.

(e)           The obligations under this Section 4.01 will survive any termination, defeasance or discharge of the Indenture and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company is organized, resident or doing business for Tax purposes or any jurisdiction from or through which such Person or its Paying Agent makes any payment on the Notes and, in each case, any department or political subdivision thereof or therein.

ARTICLE 5
COVENANTS

The following covenants will apply to the Notes in addition to the covenants in Article X of the Indenture:

Section 5.01.         Limitation on Liens.

(a)           The Company will not, and will not permit any of its Subsidiaries to, incur, issue or assume any Indebtedness for borrowed money secured by any Lien upon any Principal Property or any shares of stock or Indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired) without making effective provision whereby the Notes (together with, if the Company so determines, any other Indebtedness or other obligation of the Company or any Subsidiary) shall be secured equally and ratably with (or, at the option of the Company, prior to) the Indebtedness so secured by a Lien on the same assets of the Company or such Subsidiary, as the case may be, for so long as such Indebtedness is so secured.  The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens.

(b)           Notwithstanding the foregoing, the Company and its Subsidiaries may, without securing the Notes, incur, issue or assume Indebtedness that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Indebtedness of the Company and its Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the definition of Permitted Liens) and the aggregate amount of Attributable Indebtedness deemed outstanding with respect to Sale/Leaseback Transactions (other than Sale/Leaseback Transactions in connection with which the Company has voluntarily retired any of the Notes, any Pari Passu Indebtedness or any Funded Indebtedness pursuant to Section 5.02(b)(iii)(x)) does not at any one time exceed 15% of Consolidated Net Tangible Assets.

(c)           For purposes of this Section 5.01, if at the time any Indebtedness is incurred, issued or assumed, such Indebtedness is unsecured but is later secured by a Lien, such Indebtedness shall be deemed to be incurred at the time that such Indebtedness is so secured by a Lien.

Section 5.02.         Limitation on Sale/Leaseback Transactions.

(a)           So long as the Notes are outstanding, the Company will not, and the Company will not permit any Subsidiary to, sell or transfer (other than to the Company or a Wholly Owned Subsidiary) any Principal Property, whether owned at the date of the Indenture or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Indebtedness in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of 15% of Consolidated Net Tangible Assets.

(b)           Notwithstanding the foregoing, the Company or any Subsidiary may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by the Board of Directors and:

(i)            the Company or such Subsidiary would be entitled to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 5.01 without equally and ratably securing the Notes pursuant to such Section;

(ii)           after the Issue Date and within a period commencing nine months prior to the consummation of such Sale/Leaseback Transaction and ending nine months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of its business and that of its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (iii) below or as otherwise permitted); or

(iii)          the Company, during the nine-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to either (x) the voluntary defeasance or retirement of any Notes, any Pari Passu Indebtedness or any Funded Indebtedness or (y) the acquisition of one or more Principal Properties at fair value, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors, of such property as of the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in the preceding clause (ii)), less an amount equal to the sum of the principal amount of Notes, Pari Passu Indebtedness and Funded Indebtedness voluntarily defeased or retired by the Company plus any amount expended to acquire any Principal Properties at fair value, within such nine month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any of its Subsidiaries during such period.

Section 5.03.         Reports by Company.

With respect to the Notes, Section 704 of the Indenture shall be replaced in its entirety with the following:

SECTION 704.     REPORTS BY COMPANY.

The Company shall comply with Section 314(a) of the Trust Indenture Act.

ARTICLE 6
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01.         Consolidation, Merger and Sale of Assets.  With respect to the Notes, Section 801 of the Indenture shall be replaced in its entirety with the following:

SECTION 801.     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

(a)           The Company will not, directly or indirectly, in any transaction or series of related transactions:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties or assets taken as a whole; or (3) assign any of the Company’s obligations under the Notes and the Indenture, in one or more related transactions, to another Person; unless:

(i)            either:  (A) the Company is the surviving or continuing Person; or (B) the Person formed by, surviving or continued by any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an Entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any state of the United States, the District of Columbia, the Cayman Islands, Bermuda, Switzerland, the United Kingdom, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, Ireland, or any other member country of the European Union;

(ii)           the Person formed by, surviving or continued by any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the Company’s obligations under the Notes and the Indenture;

(iii)          immediately after such transaction no Default or Event of Default exists; and

(iv)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation or sale, assignment, transfer, conveyance or other disposition of such properties or assets or assignment of the Company’s obligations under the Notes and the Indenture, comply with the Indenture.

(b)           The Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c)           Notwithstanding the foregoing, the limitations described above shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries.

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01.         Events of Default.  With respect to the Notes, Sections 501 and 502 of the Indenture shall be replaced in their entirety with the following:

SECTION 501.     EVENTS OF DEFAULT.

(a)           An “Event of Default” on a series of Notes occurs if:

(i)            the Company defaults in the payment of interest on any Note of such series when the same becomes due and payable and the Default continues for a period of 30 days;

(ii)           the Company defaults in the payment of the principal of any Note of such series when the same becomes due and payable at maturity, upon redemption or otherwise;

(iii)          the Company fails to comply with any of its other agreements in the Notes of such series or the Indenture (as they relate thereto), which shall not have been remedied within the specified period after written notice, as specified below;

(iv)          the Company pursuant to or within the meaning of any Bankruptcy Law shall:

(A)          commence a voluntary case,

(B)          consent to the entry of an order for relief against the Company in an involuntary case,

(C)          consent to the appointment of a Custodian of the Company for all or substantially all of the property of the Company, or

(D)          make a general assignment for the benefit of creditors; or

(v)           a court of competent jurisdiction enters into an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company in an involuntary case, or

(B)          appoints a Custodian of the Company or substantially all of the property of the Company, or

(C)          orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means the Bankruptcy Act or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)           If any Event of Default (other than an Event of Default specified in clause (iv) or (v) above) with respect to Notes of any series occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of that series may declare all the Notes of that series to be due and payable immediately.  Upon any such declaration, the Notes of that series shall become due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders of the Notes).  Notwithstanding the foregoing, if an Event of Default specified in clause (iv) or (v) above hereof occurs, all outstanding Notes shall become due and payable without further action or notice.

(c)           Notwithstanding the foregoing, a Default under Section 501(a)(iii) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes of the series affected by such Default notify the Company and the Trustee, of the Default, and the Company fails to cure the Default within 90 days after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

SECTION 502.     RESERVED.

ARTICLE 8
PATRIOT ACT; FORCE MAJEURE

Section 8.01.         Patriot Act; Force Majeure.  With respect to the Notes, Article XIV shall be added to the Indenture as follows:

ARTICLE FOURTEEN

PATRIOT ACT; FORCE MAJEURE

SECTION 1401.  PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 1402.  FORCE MAJEURE.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

ARTICLE 9
MISCELLANEOUS

Section 9.01.         Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 9.02.         Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 9.03.         Governing Law.  This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.

Section 9.04.         Separability.  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.05.         Counterparts.  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.06.         Submission to Jurisdiction; Appointment of Agent for Service of Process.  By the execution and delivery of this Supplemental Indenture, the Company hereby appoints ENSCO International Incorporated, a Delaware corporation, as its agent upon which process may be served in any legal action or proceeding by the Trustee or by any Holder arising out of or relating to the Notes, this Supplemental Indenture or the Indenture (but for that purposes only), which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, and the Company hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding.  Service of process upon such agent at the address set forth above, as such address may be changed by written notice given by such agent to the Trustee, together with a written notice of such service mailed or delivered to the Company addressed as provided by Section 106 of the Indenture, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding.  The Company reserves the right to appoint another Person selected in its discretion as a successor agent, and upon acceptance of such appointment by such a successor, the appointment of the prior agent shall terminate.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor in full force and effect until this Supplemental Indenture has been satisfied or discharged in accordance with Article IV of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and, in the case of the Company, attested as of the day and year first above written.

ENSCO PLC

By:
Name:
Title:

Attest:

By:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

(FORM OF FACE OF NOTE)

[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.](a)

No. [ ]	CUSIP No. [ ]

ENSCO PLC

4.50% SENIOR NOTE DUE 2024

ENSCO PLC, a public limited company organized under the laws of England and Wales (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [X] or registered assigns, the principal sum of [X] ($[X]) [or such other sum as is set forth in the Schedule of Increases or Decreases of Global Note attached hereto](b) on October 1, 2024, and to pay interest on said principal sum semi-annually in arrears on April 1 and October 1 of each year (each such date, an “Interest Payment Date”) commencing April 1, 2015, at the rate of  4.50% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date until the principal hereof shall have become due and payable, and at such rate on any overdue principal.  The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable.

(a)                                 Insert in Global Notes only

(b)                                 Insert in Global Notes only

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this      day of                                 ,                 .

ENSCO PLC

By:
Name:
Title:

By:
Name:
Title:

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of March 17, 2011, duly executed and delivered between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of September     , 2014 (the “Supplemental Indenture”), between the Company and the Trustee (the Indenture, as so supplemented, the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  The Notes of this series are initially issued in aggregate principal amount as specified in said Supplemental Indenture.

This Note shall be subject to redemption as provided in Article 3 of the Supplemental Indenture and Article XI of the Indenture.

In case an Event of Default, as defined in the Indenture, with respect to the Notes of this series shall have occurred and be continuing, the principal of all of the Notes of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes, subject to Section 902 of the Indenture.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes of any series at the time outstanding, on behalf of all of the Holders of the Notes of such series, to waive any past default under the Indenture or Supplemental Indenture and its consequences, subject to Section 504 and Article IX of the Indenture.  Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Sections 305 and 307 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture.(a)  As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(a)                                 Insert in Global Notes only

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature
Guaranty Medallion Program)

Date:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE(a)

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

(a)           Insert in Global Notes only

(FORM OF FACE OF NOTE)

[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.](a)

No. [ ]	CUSIP No. [ ]

ENSCO PLC

5.75% SENIOR NOTE DUE 2044

ENSCO PLC, a public limited company organized under the laws of England and Wales (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [X] or registered assigns, the principal sum of [X] ($[X]) [or such other sum as is set forth in the Schedule of Increases or Decreases of Global Note attached hereto](b) on October 1, 2044, and to pay interest on said principal sum semi-annually in arrears on April 1 and October 1 of each year (each such date, an “Interest Payment Date”) commencing April 1, 2015, at the rate of  5.75% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date until the principal hereof shall have become due and payable, and at such rate on any overdue principal.  The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable.

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or

(a)                                 Insert in Global Notes only

(b)                                 Insert in Global Notes only

more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this      day of                                 ,                 .

ENSCO PLC

By:
Name:
Title:

By:
Name:
Title:

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of March 17, 2011, duly executed and delivered between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of September     , 2014 (the “Supplemental Indenture”), between the Company and the Trustee (the Indenture, as so supplemented, the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  The Notes of this series are initially issued in aggregate principal amount as specified in said Supplemental Indenture.

This Note shall be subject to redemption as provided in Article 3 of the Supplemental Indenture and Article XI of the Indenture.

In case an Event of Default, as defined in the Indenture, with respect to the Notes of this series shall have occurred and be continuing, the principal of all of the Notes of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes, subject to Section 902 of the Indenture.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes of any series at the time outstanding, on behalf of all of the Holders of the Notes of such series, to waive any past default under the Indenture or Supplemental Indenture and its consequences, subject to Section 504 and Article IX of the Indenture.  Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Sections 305 and 307 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture.(a)  As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(a)                                 Insert in Global Notes only

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature
Guaranty Medallion Program)

Date:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE(a)

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

(a)                                 Insert in Global Notes only